                                                                      Exhibit 99


FOR IMMEDIATE RELEASE                              For Additional Information
                                                   Contact: Jim McDonald
                                                            Vice President & CFO
                                                            (740) 753-1951


                        ROCKY SHOES & BOOTS, INC. REPORTS
                          RECORD THIRD QUARTER RESULTS

                            Net sales increase 35.8%
               Net income per share $0.77 versus $0.52 a year ago

NELSONVILLE, Ohio (October 29, 2003) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today reported record net sales and net income per share for the three months ended September 30, 2003. Net income increased 45.2% to $3.5 million for the third quarter 2003 from $2.4 million a year ago. Net income per diluted share was $0.77 for the quarter versus $0.52 for same period last year.

Mike Brooks, Chairman and Chief Executive Officer, commented, "The record third quarter results reflect strong sales of our branded products as well as increased benefits from sourced manufacturing. Branded products introduced during the past year have been well received and have further strengthened demand for our growing lines of footwear, clothing and accessories."

Third Quarter Results

Net sales increased 35.8% to $41.3 million for the three months ended September 30, 2003 from $30.5 million for the same period last year. The third quarter growth was primarily due to $5.4 million of GATES(R) branded sales, a 21.0% increase in ROCKY(R) branded footwear sales, and higher sales of ROCKY(R) Outdoor Gear, which more than doubled, compared to the same period a year ago.

Gross profit was a record $13.1 million or 31.6% of net sales for the third quarter 2003 versus $8.9 million or 29.1% of net sales the prior year. The principal factor contributing to the record gross profit margin was an increase in sourced products, which were 73% of net sales for the third quarter 2003 versus 57% for the same period last year.

Selling, general and administrative ("SG&A") expenses were $7.6 million, or 18.4% of net sales, for the three months ended September 30, 2003 versus $5.1 million, or 16.8% of net sales, the prior year. The quarter-over-quarter difference is primarily attributable to higher incentive compensation accruals due to increased profits, higher commissions paid as a result of the increase in net sales, and costs to develop and launch recent product introductions.

Income from operations increased to $5.5 million or 13.2% of net sales for the third quarter from $3.7 million or 12.3% a year ago.



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Funded Debt

Funded debt was $41.3 million at September 30, 2003 compared with $29.5 million on the same date last year. Historically, the Company's funded debt is highest at the end of the third quarter due to significant shipments during the quarter for the fall and winter seasons. The increase in funded debt at September 30, 2003 compared to last year was principally due to borrowings for the purchase of certain assets of GATES(R) and the Company's share repurchase program earlier this year, as well as additional inventory to support sales growth.

Inventory

Inventory was $42.2 million at September 30, 2003 compared with $30.3 million on the same date a year ago. The increase in inventory is to support sales of branded products, including new styles introduced during 2003 and inventory to support sales of GATES(R) branded products. The GATES(R) brand was purchased in the second quarter of 2003.

Nine Month Results

Net sales and net income for the nine months ended September 30, 2003 were a record for the year-to-date period. Net sales increased 21.4% to $77.0 million compared with $63.4 million for the same period last year led by a solid increase in branded product sales versus a year ago. Gross margin rose to 30.3% of net sales for the first nine months of 2003 versus 25.4% a year ago, due to an increase in sourced product sales to 65.5% of net sales compared with 46.6% for the same period last year and no sales to the U.S. military. SG&A expenses were 21.9% of net sales versus 21.4% of net sales the prior year. The higher SG&A expenses for the year-to-date period are primarily attributable to higher incentive compensation accruals due to increased profits and higher commissions paid related to the increase in net sales. Income from operations more than doubled to 8.4% of net sales from 4.1% of net sales last year. Net income was $3.9 million, or $0.88 per diluted share, for the 2003 year-to-date period compared with $1.3 million, or $0.28 per diluted share, in 2002.

Outlook

Based on the strong year-to-date performance, the Company anticipates that net sales for the year 2003 will be approximately $105 million, which are $5 million above previous guidance and $16 million above last year. This expectation is based on current orders, sell-through at retail, and initial shipments of military boots in December 2003. The Company's fourth quarter results are influenced by re-orders, especially for rugged outdoor footwear, clothing and accessories, which can be significantly affected by weather and retail conditions.

If the Company achieves net sales of at least $105 million for the year 2003, net income is expected to be approximately $1.23 per diluted share for the year compared with prior guidance of at least $1.05 per diluted share, and $0.62 per diluted share for the year 2002. The Company cautions investors that the fiscal 2003 net sales and earnings outlook is based on present market conditions. If net sales do not reach $105 million, actual earnings may be less than this revised guidance.
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About Rocky Shoes & Boots, Inc.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded clothing and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the registered trademarks, ROCKY and GATES.

The Company is conducting a conference call at 10 a.m. Eastern Time on Wednesday, October 29, 2003 to discuss the third quarter 2003 financial results. Persons interested in listening to the call can access it through www.rockyboots.com and clicking on the button "Third Quarter 2003 Conference Call".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding stronger demand for the Company's growing lines of branded products (paragraph 2), and positive outlook for net sales and earnings for 2003 (paragraphs 10 and 11). These forward-looking statements involve numerous risks and uncertainties, including the risks that sales plans will not be met, that present orders may be cancelled or delayed, that the general economy or consumer spending habits will depress the market for the Company's products, that there may be disruption in the shipment of products from overseas to the Company, that the weather in 2003 is drier and warmer than normal, and all of the other various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2002. One or more of these factors have affected, and could in the future effect, the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.




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                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                            SEPTEMBER 30,                         SEPTEMBER 30,
                                                       2003               2002               2003              2002
                                                   ------------       ------------       ------------       ------------
NET SALES                                          $ 41,349,824       $ 30,453,543       $ 76,967,913       $ 63,397,202

COST OF GOODS SOLD                                   28,264,032         21,601,185         53,681,609         47,266,558
                                                   ------------       ------------       ------------       ------------

GROSS MARGIN                                         13,085,792          8,852,358         23,286,304         16,130,644


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          7,628,958          5,119,050         16,823,883         13,535,584
                                                   ------------       ------------       ------------       ------------

INCOME FROM OPERATIONS                                5,456,834          3,733,308          6,462,421          2,595,060


OTHER INCOME AND (EXPENSES):
         Interest expense                              (437,241)          (422,366)          (946,859)        (1,038,434)
         Other - net                                    (18,744)           102,168            161,359            269,197
                                                   ------------       ------------       ------------       ------------
                  Total other - net                    (455,985)          (320,198)          (785,500)          (769,237)
                                                   ------------       ------------       ------------       ------------

INCOME BEFORE INCOME TAX BENEFIT                      5,000,849          3,413,110          5,676,921          1,825,823

INCOME TAX                                            1,533,254          1,024,933          1,736,076            547,747
                                                   ------------       ------------       ------------       ------------

NET INCOME                                         $  3,467,595       $  2,388,177       $  3,940,845       $  1,278,076
                                                   ============       ============       ============       ============

NET INCOME/(LOSS) PER SHARE
         Basic                                     $       0.84       $       0.53       $       0.94       $       0.28
         Diluted                                   $       0.77       $       0.52       $       0.88       $       0.28

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                        4,109,147          4,505,465          4,178,942          4,500,675
                                                   ============       ============       ============       ============
         Diluted                                      4,512,886          4,555,208          4,459,783          4,613,994
                                                   ============       ============       ============       ============



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                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    SEPTEMBER 30,            DECEMBER 31,           SEPTEMBER 30,
                                                        2003                     2002                   2002
                                                      UNAUDITED                                       UNAUDITED
                                                    -------------           -------------           -------------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                      $   1,374,062           $   4,276,722           $   1,893,242
     Trade receivables - net                           39,806,328              15,282,618              29,104,380
     Other receivables                                    822,451               1,173,714               1,747,279
     Inventories                                       42,216,415              23,181,989              30,253,309
     Deferred income taxes                                578,951                 584,511                 615,609
     Prepaid expenses                                   1,633,904               1,267,097               1,321,298
                                                    -------------           -------------           -------------
         Total current assets                       $  86,432,111           $  45,766,651           $  64,935,117

FIXED ASSETS - net                                     17,953,270              19,049,287              19,212,820

DEFERRED PENSION ASSET                                  1,651,222               1,651,222               2,493,590

DEFERRED INCOME TAXES                                     153,495                 153,495                 295,784

OTHER ASSETS                                            3,704,879               1,796,359               2,230,565
                                                    -------------           -------------           -------------

TOTAL ASSETS                                        $ 109,894,977           $  68,417,014           $  89,167,876
                                                    =============           =============           =============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                               $   7,775,924           $   1,642,306           $   4,068,998
     Current maturities - long-term debt                  497,005                 486,161                 484,200
     Accrued taxes - other                                377,883                 346,168                 457,225
     Accrued salaries and wages                         1,992,671                 807,611               1,029,411
     Accrued plant closing costs                          210,000                 210,000                 270,499
     Accrued other                                      2,442,185                 523,118               1,257,086
                                                    -------------           -------------           -------------
         Total current liabilities                     13,295,668               4,015,364               7,567,419

LONG TERM DEBT - less current maturities               40,780,812              10,488,388              29,055,129

DEFERRED LIABILITIES                                    1,954,277               1,520,338                 152,500
                                                    -------------           -------------           -------------

TOTAL LIABILITIES                                      56,030,757              16,024,090              36,775,048

SHAREHOLDERS' EQUITY:
     Common stock, no par value                        32,819,489              35,289,038              35,373,578
     Accumulated other comprehensive loss              (2,311,749)             (2,311,749)               (831,161)
     Retained earnings                                 23,356,480              19,415,635              17,850,411
                                                    -------------           -------------           -------------

         Total shareholders' equity                    53,864,220              52,392,924              52,392,828
                                                    -------------           -------------           -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 109,894,977           $  68,417,014              89,167,876
                                                    =============           =============           =============

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